Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

WELLTOWER INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	Equity	Common Stock, $1.00 par value per share	457(o)			$4,000,000,000	0.00011020	$440,800

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$4,000,000,000		$440,800

	Total Fees Previously Paid

	Total Fees Offsets							$91,728.47

	Net Fee Due							$349,071.53

(1)

Calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rules 456(b) and 457(r) of the Securities Act.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims	Welltower Inc.	424(b)(5)	333- 264093	May 3, 2023		$91,728.47	Equity	Common Stock, $1.00 par value per share		$832,381,771

Fee Offset Sources	Welltower Inc.	424(b)(5)	333- 264093		May 3, 2023						$215,788.65

(1)

$2,532,139,425 in aggregate offering amount of common stock was previously registered under the prospectus supplement filed by Welltower Inc. on May 3, 2023 and the registration statement on Form S-3 (File No. 333-264093) filed by Welltower Inc. on May 3, 2023, of which $832,381,771 in aggregate offering amount has not been sold. Pursuant to Rules 457(p) under the Securities Act of 1933, as amended, the registration fee due hereunder is offset by the amount of filing fees of $91,728.47 attributable to such unsold shares. The registrant has terminated the offering that included the unsold securities associated with the claimed offset under the prior prospectus supplement.